POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute, designate and appoint each of Tyson Hottinger and Samantha Holzberg or any of them, each acting alone, the undersigned?s true and lawful attorney-in-fact, solely for the following purposes, and hereby confer upon such agents and attorneys-in-fact full power and authority to perform each and all of the
following acts in the name and on behalf of the undersigned to: (1) 	execute
for and on behalf of the undersigned, in the undersigned?s capacity as an officer, director and/or stockholder of Forgent Power Solutions, Inc. (the
?Company?), the Uniform Application for Access Codes to File on EDGAR (?Form
ID?) and any documentation required to enroll in and comply with any EDGAR Next program, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 (the ?Exchange Act?) or any rule or regulation of the United States Securities and Exchange Commission (the ?SEC?); and (2)
	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such Form ID and submit
the filing of such form with the SEC and any other authority; and (3) 	act as
an account administrator for the undersigned?s Electronic Data Gathering and
Retrieval (?EDGAR?) system account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned?s EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned?s EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned?s EDGAR account; and (e) any other actions contemplated by Rule 10
of Regulation S-T with respect to account administrators; (4) 	cause the
Company to accept a delegation of authority from any of the undersigned?s EDGAR account administrators and, pursuant to that delegation, authorize the
Company?s EDGAR account administrators to appoint, remove or replace users for
the undersigned?s EDGAR account; (5) 	execute for and on behalf of the
undersigned, in the undersigned?s capacity as an officer of the Company, Forms
3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules
thereunder; (6)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file any such Form or amendment with the SEC and any stock exchange or similar authority, including filing this Power of Attorney with the SEC; and
(7)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed on the 30th day of October, 2026. By:	/s/
Amy Ard Name:	Amy Ard State of Virginia County of Richmond This Power of
Attorney was acknowledged before me on October 30, 2026 by personally known to me or provided to me on the basis of satisfactory evidence. /s/ Charrisse
Howard Notary Signature